EXHIBIT 21

Subsidiaries of the Registrant

* Physical Beauty & Fitness Holdings Limited
* Physical Health Centre Hong Kong, Ltd.
* Regent Town Holdings Ltd.
* Supreme Resources Ltd.
* Physical Health Centre (Tuen Mun) Ltd.
* Zhongshan Physical Ladies' Club Co. Ltd.
* Ever Growth Ltd.
* Proline Holdings Ltd.
* Physical Health Centre (Shanghai) Ltd.
* Shanghai Physical Fitness & Beauty Centre Co, Ltd.
* Jade Regal Holdings Ltd.
* Physical Health Centre (Dalian) Ltd.
* Dalian Physical Ladies' Club Co. Ltd.
* Star Perfection Holdings Ltd.
* Physical Health Centre (Shenzhen) Ltd.
* Shenzhen Physical Ladies' Club Company Ltd.
* Physical Health Centre (Tsuen Wan) Limited
* Physical Health Centre (Macau) Limited
* Su Sec Pou Physical Health Centre (Macau), Limited
* Physical Health Centre (TST) Limited
* Physical Health Centre (E House) Limited
* Physical Health Centre (Shatin) Limited
* Physical Health Centre (Kornhill) Limited
* Physical Beauty Centre (Central) Limited
* Global Fitness Management Limited (formerly known as Physical Health Centre (Central) Limited)
* Physical Fitness Centre (Tuen Mun) Limited